                                                                   EXHIBIT 10(a)

                              EMPLOYMENT AGREEMENT





                                 BY AND BETWEEN





                            U.S.B. HOLDING CO., INC.
                                UNION STATE BANK




                                       AND




                                 THOMAS E. HALES







                       ----------------------------------
                           Made and Entered Into As of

                                November 16, 1998

                           As Amended November 8, 2000
                       ----------------------------------

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                              EMPLOYMENT AGREEMENT



         This Employment Agreement ("Agreement") is made and entered into as of November 16, 1998 by and between U.S.B. HOLDING CO., INC., a publicly held business corporation organized and operating under the laws of the State of Delaware (the "Company") and Union State Bank (the "Bank"), both having an office at 100 Dutch Hill Road, Orangeburg, New York 10962 and THOMAS E. HALES, an individual residing at 66 Brookwood Drive, Briarcliff Manor, New York 10510 ("Mr. Hales").

                                   WITNESSETH:

         WHEREAS, Mr. Hales currently serves the Company and the Bank in the capacity of Chairman of the Board, President and Chief Executive Officer; and

         WHEREAS, the Company and the Bank desire to assure for themselves the continued availability of Mr. Hales' services and the ability of Mr. Hales to perform such services; and

         WHEREAS, Mr. Hales is willing to continue to serve the Company and the Bank on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company and the Bank and Mr. Hales hereby agree as follows:

         SECTION 1.        EMPLOYMENT

         The Company and the Bank agree to continue to employ Mr. Hales in the capacities stated above, and Mr. Hales hereby agrees to such continued employment, during the period and upon the terms and conditions set forth in this Agreement.

         SECTION 2. EMPLOYMENT PERIOD; REMAINING UNEXPIRED EMPLOYMENT PERIOD

         (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this Section 2 ("Employment Period"). The Employment Period shall be for a term of five years beginning on the date of this Agreement and ending on the fifth anniversary date of this Agreement (an "Anniversary Date"), plus such extensions, if any, as are provided for in this Agreement or otherwise agreed to by the Boards of Directors of the Company and the Bank (collectively, the "Boards").

         (b) Nothing in this Agreement shall be deemed to prohibit the Company and/or the Bank at any time from terminating Mr. Hales' employment during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Company and the Bank and Mr. Hales in the event of any such termination shall be determined under this Agreement.

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         SECTION 3. DUTIES

         Mr. Hales shall serve as Chairman of the Board, President and Chief Executive Officer of the Company and the Bank, having such power, authority and responsibility and performing such duties as are prescribed by or under the By-Laws of the Company or the Bank and as are customarily associated with such position. Mr. Hales shall devote his full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Company and the Bank and shall use his best efforts to advance the interests of the Company and the Bank.

         SECTION 4. CASH COMPENSATION

         In consideration for the services to be rendered by Mr. Hales hereunder, the Company and the Bank shall together pay to him a salary at an initial annual rate of FIVE HUNDRED SIXTY THOUSAND DOLLARS ($560,000), payable in approximately equal installments in accordance with the Company's and Bank's customary payroll practices for senior officers. On July 1st of each year occurring during the Employment Period, Mr. Hales' annual rate of salary shall be increased by $30,000 per annum. In addition to salary, Mr. Hales may receive other cash compensation from the Company or the Bank for services hereunder at such times, in such amounts and on such terms and conditions as the respective Boards may determine from time to time.

         The Company and the Bank agree to pay to Mr. Hales a minimum annual bonus of 6.0 percent, or a percent as otherwise provided on mutual agreement between the parties, to be computed based upon the net profits realized by the consolidated earnings of the Company and the Bank and their affiliates in accordance with the Executive Compensation Plan which has been adopted by the Board.

         Mr. Hales shall be granted stock options by the Company of no less than 96,800 shares each year during the term of this Agreement under the Company's Employee Stock Option Plans as may be established by the Company, such stock options to be adjusted for stock dividends and stock splits after the date of this Agreement by the Company during the term of this Agreement. Upon the exercise of options with existing owned stock, additional options to purchase stock will be issued to Mr. Hales in an amount equivalent to such Company stock utilized in the exercise. In addition, if Mr. Hales sells existing owned stock or stock acquired as a result of such exercise of options to pay income taxes as a result of the exercise of options or sells stock acquired upon exercise of options ("cashless exercise"), Mr. Hales shall be awarded new options to purchase Company stock equivalent to the number of shares of Company stock sold under the circumstances described in this sentence.

         The foregoing salary shall be in addition to the monthly Board fees presently paid to Mr. Hales or as hereafter provided by the Boards or any Board of Directors of an affiliate of the Company or the Bank.

         Mr. Hales, at his option, shall be allowed to defer any portion of his cash compensation in accordance with any plan approved by the Company or the Bank.

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         SECTION 5. INSURANCE

         If Mr. Hales should become disabled during the term of this Agreement, the Company and the Bank will compensate Mr. Hales for the difference between any disability insurance, the premiums for which are paid by the Company and the Bank, and Mr. Hales' full salary for the balance of the term of this Agreement and thereafter for a period of six months after the termination of this Agreement. Full fringe benefits will continue through the earlier of (i) the balance of the term of this Agreement or (ii) the period of Mr. Hales' disability.

         In accordance with the foregoing, the Company and/or the Bank will maintain and pay the premiums for the following life insurance policies on the life of Mr. Hales: Life Policy No. 03260443 and Life Policy No. 83001432 of the CNA Insurance Company in the amounts of $500,000 and $1,000,000, respectively, and Universal Life Policy No. 1224430 of Security Mutual Life Insurance Company in the amount of $2,000,000. The beneficiaries under these three (3) policies of insurance shall be designated by Mr. Hales.

         Further, the Company and/or the Bank shall maintain and pay the premiums for three (3) disabilities policies as follows: Disability Policy Nos. D223373, D290049 and D290633 of the CNA Insurance Company.

         SECTION 6. EMPLOYEE BENEFIT PLANS AND PROGRAMS

         During the Employment Period, Mr. Hales shall be treated as an employee of the Company and the Bank and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance plans, and any other employee benefit and compensation plans (including but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover employees of, the Company or the Bank, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs which are consistent with the Company's and the Bank's customary practices.

         SECTION 7. INDEMNIFICATION AND INSURANCE

         (a) During the Employment Period and for a period of six (6) years thereafter, the Company or the Bank shall cause Mr. Hales to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or the Bank or service in other capacities at the request of the Company or the Bank. The coverage provided to Mr. Hales pursuant to this Section 7 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Company and the Bank.

         (b) To the maximum extent permitted under applicable law, during the Employment Period and for a period of six (6) years thereafter, the Company and the Bank shall indemnify Mr. Hales against and hold him harmless from any costs, liabilities, losses and expenses to the fullest

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extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Company, the Bank or any subsidiary or affiliate thereof.

         SECTION 8. OUTSIDE ACTIVITIES

         Mr. Hales may serve as a member of a board of directors of such business, community and charitable organizations as he may disclose to and as may be approved by the Boards, which approval shall not be unreasonably withheld; provided, however, that such service shall not materially interfere with the performance of his duties under this Agreement. Mr. Hales may also engage in personal business and investment activities which do not materially interfere with the performance of his duties hereunder; provided, however, that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Company and/or Bank and generally applicable to all similarly situated executives. Mr. Hales may also serve as an officer or director of any subsidiary of the Company or the Bank. If Mr. Hales is discharged or suspended, or is subject to any regulatory prohibition or restriction with respect to participation in the affairs of the Company or the Bank, he shall continue to perform services for the Company and the Bank in accordance with this Agreement but shall not directly or indirectly provide services to or participate in the affairs of the Company and the Bank in a manner inconsistent with the terms of such discharge or suspension or any applicable regulatory order.

         SECTION 9. WORKING FACILITIES AND EXPENSES

         Mr. Hales' principal place of employment shall be at the Company's and the Bank's executive offices at the address first above written, or at such other location at which the Company or the Bank shall maintain its principal executive offices, or at such other location as the Company and the Bank and Mr. Hales may mutually agree upon. The Company or the Bank shall provide Mr. Hales at his principal place of employment with a private office, secretarial services, an automobile, and other support services and facilities suitable to his position with the Company and the Bank and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Company or the Bank shall provide to Mr. Hales for his exclusive use an automobile owned or leased by the Company or the Bank appropriate to his position, to be used in the performance of his duties hereunder, including commuting to and from his personal residence. The Company or the Bank shall reimburse Mr. Hales for his ordinary and necessary business expenses, including, without limitation, all expenses associated with his business use of the aforementioned automobile, fees for memberships in such clubs and organizations as Mr. Hales and the Company or the Bank shall mutually agree are necessary and appropriate for business purposes, and his travel and entertainment expenses incurred in connection with the performance of his duties under this Agreement, in each case upon presentation to the Company or the Bank of an itemized account of such expenses in such form as the Company or the Bank may reasonably require.

         The Company and the Bank shall specifically pay the annual membership fees of the Sleepy Hollow and the Rockland Country Clubs for the membership of Mr. Hales.

         SECTION 10. VACATION

         Mr. Hales shall be entitled annually to vacation time of five (5) weeks in total and two (2) personal days, or any additional vacation and personal time agreed to by the parties or permitted by

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Company or Bank policy.

         SECTION 11. TERMINATION OF EMPLOYMENT WITH SEVERANCE BENEFITS

         (a) Mr. Hales shall be entitled to the severance benefits described herein in the event that his employment with the Company or the Bank terminates during the Employment Period under any of the following circumstances:

         (i) Mr. Hales' voluntary resignation from employment with the Company and the Bank within ninety (90) days following:

                  (A) the failure of the Boards to appoint or re-appoint or elect or re-elect Mr. Hales to the office of the Chairman, President or C.E.O. (or a more senior office) of the Company and the Bank;

                  (B) the failure of the stockholders of the Company or the Bank to elect or re-elect Mr. Hales as a director of the Boards or the failure of the Boards (or the nominating committee thereof) to nominate Mr. Hales for such election or re-election;

                  (C) the expiration of a thirty (30) day period following the date on which Mr. Hales gives written notice to the Company and/or the Bank of its material failure, whether by amendment of the Company's or the Bank's Organization Certificate or By-laws, action of the Boards or the Company's or the Bank's stockholders or otherwise, to vest in Mr. Hales the functions, duties, or responsibilities prescribed in Section 3 of this Agreement, unless, during such thirty (30) day period, the Company and/or the Bank cures such failure in a manner determined by Mr. Hales and the Boards to be satisfactory; or

                  (D) the expiration of a thirty (30) day period following the date on which Mr. Hales gives written notice to the Company and/or the Bank of its material breach of any term, condition or covenant contained in this Agreement (including, without limitation any reduction of Mr. Hales' rate of base salary in effect from time to time and any change in the terms and conditions of any compensation or benefit program in which Mr. Hales participates which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package), unless, during such thirty (30) day period, the Company and/or the Bank cures such failure in a manner determined by Mr. Hales and the Boards to be satisfactory; or

         (ii)     Mr. Hales' death; or

         (iii) subject to the provisions of Section 12, the termination of Mr. Hales' employment with the Company or the Bank for any other reason not described in Section 11(a).

         (b) Upon the termination of Mr. Hales' employment with the Company and/or the Bank under circumstances described in Section 11(a) of this Agreement, the Company or the Bank shall pay and provide to Mr.
Hales (or, in the event of his death, to his estate):

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         (i) his earned but unpaid compensation (including, without limitation, all items which constitute wages under Section 190.1 of the New York Labor Law and the payment of which is not otherwise provided for under this Section 11(b)) as of the date of the termination of his employment with the Company and the Bank, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after termination of employment;

         (ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Company's and the Bank's officers and employees;

         (iii) continued group life, health (including hospitalization, medical and major medical and the insurance provided under Section 5), dental, accident and long term disability insurance benefits, in addition to that provided pursuant to Section 11(b)(ii), and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for Mr. Hales, for the Remaining Unexpired Employment Period, coverage equivalent to the coverage to which he would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a Change of Control, on the date of such Change of Control, whichever benefits are greater), if he had continued working for the Company and the Bank during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to Mr. Hales' termination of employment with the Company or the Bank;

         (iv) within thirty (30) days following his termination of employment with the Company and/or the Bank, a lump sum payment, in an amount equal to the present value of the salary that Mr. Hales would have earned if he had continued working for the Company and the Bank for three years at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to Mr. Hales' termination of employment with the Company and the Bank, where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under Section 1274(d) of the Internal Revenue Code of 1986 ("Code"), compounded using the compounding period corresponding to the Company's and the Bank's regular payroll periods for its officers, such lump sum to be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination. At the option of Mr. Hales, such payments may be made in equal monthly installments over a period of not less than three years, nor more than five years, in which case such payments will not be discounted;

         (v) within thirty (30) days following his termination of employment with the Company and/or the Bank, a lump sum payment in an amount equal to the present value of the additional employer contributions to which he would have been entitled under any and all qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Company and the Bank, if he were 100% vested thereunder and had continued working for the Company and the Bank, during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to Mr. Hales' termination of employment with the

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         Company or the Bank, and making the maximum amount of employee contributions, if any, required under such plan or plans, such present value to be determined on the basis of a discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to the applicable PBGC Rate. At the option of Mr. Hales, such payments may be made in equal monthly installments over a period of not less than three, nor more than five years, in which case such payments will not be discounted;

         (vi) the payment that would have been made to Mr. Hales under any cash bonus or long-term or short-term cash incentive compensation plan maintained by, or covering employees of, the Company or the Bank, if he had continued working for the Company or the Bank during the Remaining Unexpired Employment Period and had earned the maximum bonus or incentive award in each calendar year that ends during the Remaining Unexpired Employment Period, such payments to be equal to the product of:

                  (A) the maximum percentage rate at which an award was ever available to Mr. Hales under such incentive compensation plan, multiplied by

                  (B) net income of the Company for the most recent fiscal year which is prior to Mr. Hales' termination of employment with the Company;

         such payments to be made in a lump sum payment in an amount equal to the present value of such payments as if made in accordance with Company's and/or Bank's Executive Bonus Plan, where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under Section 1274(d) of the Code, within thirty (30) days following Mr. Hales' termination of employment. At the option of Mr. Hales, such payments may be made in equal monthly installments over a period of not less than three, nor more than five years, in which case such payments will not be discounted;

         (vii) at the election of the Company and the Bank made within thirty
         (30) days following his termination of employment with the Company and the Bank, upon the surrender of stock options or stock appreciation rights issued to Mr. Hales under any stock option and appreciation rights plan or program maintained by, or covering employees of, the Company and the Bank, a lump sum payment in an amount equal to the product of:

                  (A) the excess of (i) the fair market value of a share of stock of the same class as the stock subject to the option or appreciation right, determined as of the date of termination of employment, over (ii) the exercise price per share for such option or appreciation right, as specified in or under the relevant plan or program; multiplied by

                  (B) the number of shares with respect to which options or appreciation rights are being surrendered.

         For purposes of this Section 11(b)(vii) and for purposes of determining Mr. Hales' right following his termination of employment with the Company or Bank to exercise any options or appreciation rights not surrendered pursuant hereto, Mr. Hales shall be deemed fully vested in all options and appreciation rights under any stock option or appreciation rights

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         plan or program maintained by, or covering employees of, the Company or
         Bank, even if he is not vested under such plan or program, and shall have a period of three months from the date of termination of employment to exercise such stock options or appreciation rights.

         (viii) at the election of the Company or the Bank made within thirty
         (30) days following Mr. Hales' termination of employment with the Company and the Bank, upon the surrender of any shares awarded to Mr. Hales under any restricted stock plan maintained by, or covering employees of, the Company and the Bank, a lump sum payment in an amount equal to the product of:

                  (A) the fair market value of a share of stock of the same class of stock granted under such plan, determined as of the date of Mr. Hales termination of employment; multiplied by

                  (B) the number of shares which are being surrendered.

         For purposes of this Section 11(b)(viii) and for purposes of determining Mr. Hales' right following his termination of employment with the Company and the Bank to any stock not surrendered pursuant hereto, Mr. Hales shall be deemed fully vested in all shares awarded under any restricted stock plan maintained by, or covering employees of, the Company and the Bank, even if he is not vested under such plan;

         (ix) the title to the car then currently provided to Mr. Hales shall be transferred to Mr. Hales.

The Company and the Bank and Mr. Hales hereby stipulate that the damages which may be incurred by Mr. Hales following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this Section 11(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to Mr. Hales' efforts, if any, to mitigate damages. The Company and the Bank and Mr. Hales further agree that the Company and the Bank may condition the payments and benefits (if any) due under Sections 11(b)(iii), (iv), (v), (vi), and (vii) on the receipt of Mr. Hales' resignation from any and all positions which he holds as an officer, director or committee member with respect to the Company, the Bank or any subsidiary or affiliate of either of them.

         SECTION 12. TERMINATION WITHOUT ADDITIONAL COMPANY/BANK LIABILITY

         (a) In the event that Mr. Hales employment with the Company and the Bank shall terminate during the Employment Period on account of:

         (i) the discharge of Mr. Hales for "cause," which, for purposes of this Agreement shall mean: (A) Mr. Hales intentionally engages in dishonest conduct in connection with his performance of services for the Company or the Bank resulting in his conviction of a felony; (B) Mr. Hales is convicted of, or pleads guilty or NOLO CONTENDERE to, a felony or any crime involving moral turpitude; (C) Mr. Hales willfully fails or refuses to perform his duties under this Agreement and fails to cure such breach within sixty (60) days following written notice

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         thereof from the Company or the Bank; (D) Mr. Hales breaches his fiduciary duties to the Company or the Bank for personal profit; or (E) Mr. Hales' willful breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Company or the Bank;

         (ii) Mr. Hales' voluntary resignation from employment with the Company and the Bank for reasons other than those specified in Section 11(a); or

         (iii) a determination that Mr. Hales is eligible for long-term disability benefits under the Company's or Bank's long-term disability insurance program or, if there is no such program, under the federal Social Security Act;

then the Company and the Bank shall have no further obligations under this Agreement, other than the payment to Mr Crotty (or, in the event of his death, to his estate) of his earned but unpaid salary as of the date of the termination of his employment, and the provision of such other benefits, if any (including but not limited to the benefits contemplated by Sections 5 and 7), to which he is entitled as a former employee under the employee benefit plans and programs, compensation plans and programs, and indemnification and insurance plans and programs maintained by, or covering employees of, the Company or the Bank.

         (b) For purposes of Section 12(a)(i)(A) or (B), no act or failure to act, on the part of Mr. Hales, shall be considered "willful" unless it is done, or omitted to be done, by Mr. Hales in bad faith or without reasonable belief that Mr. Hales' action or omission was in the best interests of the Company or the Bank. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Boards or based upon the written advice of counsel for the Company or the Bank shall be conclusively presumed to be done, or omitted to be done, by Mr. Hales in good faith and in the best interests of the Company or the Bank. The cessation of employment by Mr. Hales shall not be deemed to be for "cause" within the meaning of Section 12(a)(i) unless and until there shall have been delivered to Mr. Hales a copy of a resolution duly adopted by the affirmative vote of three-fourths of the non-employee members of the Boards at a meeting of the Boards called and held for such purpose (after reasonable notice is provided to Mr. Hales and Mr. Hales is given an opportunity, together with counsel, to be heard before the Boards), finding that, in the good faith opinion of the Boards, Mr. Hales is guilty of the conduct described in Section 12(a)(i) above, and specifying the particulars thereof in detail.

         SECTION 13. TERMINATION UPON OR FOLLOWING A CHANGE OF CONTROL

         (a) A change of control of the Company or the Bank ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

         (i) approval by the stockholders of the Company or the Bank of a transaction that would result in the reorganization, merger or consolidation of the Company or the Bank, respectively, with one or more other persons, other than a transaction following which:

                  (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately

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         prior to such transaction, beneficially owned (within the meaning of
         Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company or the Bank; and

                  (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company or the Bank;

         (ii) the acquisition of all or substantially all of the assets of the Company or the Bank or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Company or the Bank entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Company or the Bank of any transaction which would result in such an acquisition;

         (iii) a complete liquidation or dissolution of the Company or the Bank, or approval by the stockholders of the Company or the Bank of a plan for such liquidation or dissolution;

         (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the board of directors of the Company or the Bank do not belong to any of the following groups:

                  (A) individuals who were members of the board of directors of the Company or the Bank on the date of this Agreement; or

                  (B) individuals who first became members of the board of directors of the Company or the Bank after the date of this Agreement either:

                           (I) upon election to serve as a member of the board
                  of directors of the Company or the Bank by affirmative vote of three-quarters of the members of such board, in office at the time of such first election; or

                           (II) upon election by the stockholders to serve as a
                  member of the board of directors of the Company or the Bank, but only if nominated for election by affirmative vote of three-quarters of the members of the board of directors of the Company or the Bank, or of a nominating committee thereof, in office at the time of such first nomination;

         provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange
         Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Company or the Bank.

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In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Section 13(a), the term "person" shall have the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act.

         (b) In the event of a Change of Control, Mr. Hales shall be entitled to the payments and benefits contemplated by Section 11(b), provided, however, that with respect to any such benefits or payments to be made thereunder, the benefits or payments contemplated by Section 11(b) will be calculated as if the remaining Unexpired Employment Period is equal to three years, in the event of his termination of employment with the Company or the Bank under any of the circumstances described in Section 11(a) of this Agreement or under any of the following circumstances:

         (i) resignation, voluntary or otherwise, by Mr. Hales at any time during the Employment Period following his demotion, loss of title, office or significant authority or responsibility, or following any reduction in any element of his package of compensation and benefits;

         (ii) resignation, voluntary or otherwise, by Mr. Hales at any time during the Employment Period following any relocation of his principal place of employment or any change in working conditions at such principal place of employment which Mr. Hales, in his reasonable discretion, determines to be embarrassing, derogatory or otherwise adverse;

         (iii) resignation, voluntary or otherwise, by Mr. Hales at any time during the Employment Period following the failure of any successor to the Company or the Bank in the Change of Control to include Mr. Hales in any compensation or benefit program maintained by it or covering any of its executive officers, unless Mr. Hales is already covered by a substantially similar plan of the Company which is at least as favorable to him; or

         (iv) resignation, voluntary or otherwise, for any other reason whatsoever following the effective date of the Change of Control.

         SECTION 14. TAX INDEMNIFICATION

         (a) If Mr. Hales's employment terminates under circumstances entitling him (or in the event of his death, his estate) to the payments or benefits under
Section 11(b), the Company or the Bank shall pay to Mr. Hales (or in the event of his death, his estate) an additional amount intended to indemnify him against the financial effects of the excise tax imposed on excess parachute payments under section 280G and 4999 of the Code (the "Tax Indemnity Payment"). The Tax Indemnity Payment shall be determined under the following formula:

         X =                     E X P
                  --------------------------------------------
                  1 - [(FI x (1 - SLI)) + SLI + E + M]

         where

                  E =   the rate at which the excise tax is assessed under
                        Section 4999 of the Code;

                  P = the amount with respect to which such excise tax is assessed, determined without regard to this Section 14;

                  FI = the highest marginal rate of income tax applicable to Mr. Hales under the Code for the taxable year in question;

                  SLI = the sum of the highest marginal rates of income tax
                        applicable to Mr. Hales under all applicable state and local laws for the taxable year in question; and

                  M = the highest marginal rate of Medicare tax applicable to Mr. Hales under the Code for the taxable year in question.

Such computation shall be made at the expense of the Company or the Bank by an attorney or a firm of independent certified public accountants selected by Mr. Hales and reasonably satisfactory to the Company (the "Tax Advisor") and shall be based on the following assumptions: (i) that a change in ownership, a change in effective ownership or control, or a change in the ownership of a substantial portion of the assets, of the Bank or the Company has occurred within the meaning of section 280G of the Code (a "280G Change of Control"); (ii) that all direct or indirect payments made to or benefits conferred upon Mr. Hales on account of his termination of employment are "parachute payments" within the meaning of section 280G of the Code; and (iii) that no portion of such payments is reasonable compensation for services rendered prior to Mr. Hales's termination of employment.

         (b) With respect to any payment that is presumed to be a parachute payment for purposes of section 280G of the Code, the Tax Indemnity Payment shall be made to Mr. Hales on the earlier of the date the Company, the Bank or any direct or indirect subsidiary or affiliate of the Company or the Bank is required to withhold such tax or the date the tax is required to be paid by Mr. Hales, unless, prior to such date, the Company or the Bank delivers to Mr. Hales the written opinion, in form and substance reasonably satisfactory to him, of the Tax Advisor or of an attorney or firm of independent certified public accountants selected by the Company or the Bank and reasonably satisfactory to Mr. Hales, to the effect that Mr. Hales has a reasonable basis on which to conclude that (i) no 280G Change in Control has occurred, or (ii) all or part of the payment or benefit in question is not a parachute payment for purposes of section 280G of the Code, or (iii) all or a part of such payment or benefit constitutes reasonable compensation for services rendered prior to the 280G Change of Control, or (iv) for some other reason which shall be set forth in detail in such letter, no excise tax is due under section 4999 of the Code with respect to such payment or benefit (the "Opinion Letter"). If the Company or the Bank delivers an Opinion Letter, the Tax Advisor shall recompute, and the Company or the Bank shall make, the Tax Indemnity Payment in reliance on the information contained in the Opinion Letter.

         (c) In the event that Mr. Hales's liability for the excise tax under section 4999 of the Code for a taxable year is subsequently determined to be different than the amount with respect to which the Tax Indemnity Payment is made, Mr. Hales or the Company or the Bank, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under section 16(b), when increased by the amount of the payment made by the Company or the Bank under this section 16(c) or decreased by the amount of the payment made by Mr. Hales under this section 16(c), equals the amount that should have properly been paid to Mr. Hales under section 16(a). The interest paid to the Company under this section 16(c) shall be determined at the rate provided under section 1274(b)(2)(B) of the Code. The payment made to Mr. Hales shall include such amount of interest as is necessary to satisfy any interest assessment made by the Internal Revenue Service and an additional amount equal to any monetary penalties assessed by the Internal Revenue Service on account of an underpayment of the excise tax. To confirm that the proper amount, if any, was paid to Mr. Hales under this section 16, Mr. Hales shall furnish to the Company or the Bank a copy of each tax return which reflects a liability for an excise tax, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service. Nothing in this Agreement shall give the Company or the Bank any right to control or otherwise participate in any action, suit or proceeding to which Mr. Hales is a party as a result of positions taken on his federal income tax return with respect to his liability for excise taxes under section 4999 of the Code.

         SECTION 15. CONFIDENTIALITY

         Unless he obtains the prior written consent of the Company or the Bank, Mr. Hales shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Company or the Bank or any entity which is a subsidiary of the Company or the Bank or of which the Company is a subsidiary, any material document or information obtained from the Company or the Bank, or from its parent or subsidiaries, in the course of his employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this Section 15 shall prevent Mr. Hales, with or without the Company's or Bank's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

         SECTION 16. NO EFFECT ON EMPLOYEE BENEFIT PLANS OR PROGRAMS

         The termination of Mr. Hales' employment during the term of this Agreement or thereafter, whether by the Company or the Bank or by Mr. Hales, shall have no effect on the rights and obligations of the parties hereto under the Company's or Bank's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Company or the Bank from time to time.

         SECTION 17. SUCCESSORS AND ASSIGNS

         This Agreement will inure to the benefit of and be binding upon Mr. Hales, his legal representatives and testate or intestate distributees, and the Company and the Bank, and its successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company or the Bank may be sold or otherwise transferred. Failure of the Company and the Bank to obtain from any successor its express written assumption of the Company's and the Bank's obligations hereunder at least sixty (60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement.

         SECTION 18. NOTICES

         Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

         If to Mr. Hales:

                  Mr. Thomas E. Hales
                  66 Brookwood Drive
                  Briarcliff Manor, New York 10510

         If to the Company or the Bank:

                  U.S.B. Holding Co., Inc.
                  Union State Bank
                  100 Dutch Hill Road
                  Orangeburg, New York 10962
                  Attention: Corporate Secretary

         SECTION 19. INDEMNIFICATION FOR ATTORNEYS' FEES

         The Company and the Bank shall indemnify, hold harmless and defend Mr. Hales against reasonable costs, including legal fees, incurred by him in connection with or arising out of any action suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that Mr. Hales shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding, or in a settlement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Company's and Bank's obligations hereunder shall be conclusive evidence of Mr. Hales' entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

         SECTION 20. SEVERABILITY

         A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

         SECTION 21. WAIVER

         Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

         SECTION 22. COUNTERPARTS

         This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

         SECTION 23. GOVERNING LAW

         This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York.

         SECTION 24. HEADINGS AND CONSTRUCTION

         The headings of sections in this Agreement are for the convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

         SECTION 25. ENTIRE AGREEMENT; MODIFICATIONS

         This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

         SECTION 26. NON-DUPLICATION

         In the event that Mr. Hales performs services for the Company, the Bank or an other direct or indirect subsidiary of the Company or the Bank, any compensation or benefits provided to Mr. Hales by such other employer shall be applied to offset the obligations of the Company and the Bank hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to Mr. Hales for all services to the Company, the Bank, and all of its direct or indirect subsidiaries.

         IN WITNESS WHEREOF, the Company and the Bank have caused this Agreement to be executed by their duly authorized officers and Mr. Hales has hereunto set his hand, all as of the day and year first above written.


                                    /s/ THOMAS E. HALES
                                    ----------------------------------
                                        THOMAS E. HALES


ATTEST:                             U.S.B. HOLDING CO., INC.



By /s/ MICHAEL H. FURY              By /s/ RAYMOND J. CROTTY
  ----------------------              ----------------------------------
       Secretary                      Name:  Raymond J. Crotty
                                      Title: Sr. Exec. V.P. & C.C.O.


                                    UNION STATE BANK


By /S/ MICHAEL H. FURY              By /s/ RAYMOND J. CROTTY
  ----------------------              ----------------------------------
       Secretary                      Name:  Raymond J. Crotty
                                      Title: Sr. Exec. V.P. & C.C.O.